Exhibit 10.22.1
AMENDMENT NO. 1
TO THE
MANAGEMENT STOCKHOLDERS AGREEMENT
     This Amendment No. 1 (this “Amendment”) to the Management Stockholders Agreement by and among PVF Holdings LLC (formerly known as McJ Holding LLC), a Delaware limited liability company (the “McJ Holding LLC”), McJunkin Red Man Holding Corporation (formerly known as McJ Holding Corporation), a Delaware corporation (the “Company”), and the other parties thereto, dated as of March 27, 2007 (the “Agreement”) is effective as of December 21, 2007.
     WHEREAS, pursuant to Section 10 of the Agreement, except as otherwise provided therein, no modification, amendment or waiver of any provision of the Agreement shall be effective unless such modification, amendment or waiver is approved in writing by Stockholders (as defined in the Agreement) holding a majority of the then outstanding common stock of the Company, par value $0.01 per share (the “Common Stock”); and
     WHEREAS, the Stockholder of a majority of the outstanding Common Stock consented to the adoption and approval of this Amendment as of the date hereof.
1. Amendments.
     1.1. The definition of “Cause” in Section 1 of the Agreement is hereby amended to add the following to the end of the definition:
For the purpose of the definition of “Cause,” a reference to “Company” shall mean the Company or its applicable Affiliate that is the employer of the applicable Executive.
     1.2. Section 5(a) of the Agreement is hereby amended to add the following after the first instance of the word “Company” in such subsection:
(or an applicable Affiliate that employs the Executive)
2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware.